UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

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Telephone and Data Systems, Inc.

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EXPLANATORY NOTE

The purpose of this Schedule 14A is to file a press release issued by Telephone and Data Systems, Inc. (“TDS”) on November 4, 2011, which included certain disclosures relating to the proposals included in TDS’ proxy statement dated August 31, 2011.

2

NEWS RELEASE

As previously announced, TDS will hold a teleconference Nov. 4, 2011 at 9:00 a.m. CDT. Interested parties may listen to the call live by accessing the Investor Relations page of www.teldta.com.

Contact:	Jane W. McCahon, Vice President, Corporate Relations (312) 592-5379; jane.mccahon@teldta.com
Julie D. Mathews, Manager, Investor Relations (312) 592-5341; julie.mathews@teldta.com

FOR RELEASE: IMMEDIATE

TDS REPORTS THIRD QUARTER 2011 RESULTS

Revenues increase 5 percent; profitability improves

Note: Comparisons are year over year unless otherwise noted.

3Q 2011 Highlights

TDS Consolidated

▪        Operating revenues increased 5 percent to $1.3 billion.

▪        Operating income increased 50 percent to $126.9 million.

▪        Diluted earnings per share attributable to TDS shareholders increased to $0.68 from $0.39.

U.S. Cellular

▪        Smartphones sold, as a percent of total devices sold, increased to 39.9 percent from 23.6 percent; smartphone customers increased to 26.2 percent of postpaid customers from 12.1 percent.

▪        Postpaid ARPU (average revenue per unit) increased to $52.41 from $50.82.

▪        Service revenues increased 5 percent to $1,036.6 million.

▪        Operating income increased 66 percent to $101.6 million.

▪        Net loss of 23,000 retail customers, reflecting loss of 34,000 postpaid customers and gain of 11,000 prepaid customers; postpaid customers comprised 95 percent of retail customers.

▪        Cell sites in service increased 4 percent to 7,828.

TDS Telecom

▪        Operating revenues increased 4 percent to $210.8 million.

▪        Operating income increased 2 percent to $25.2 million.

▪        ILEC triple play penetration increased to 28.5 percent from 24.6 percent.

▪        managedIP stations (ILEC and CLEC) grew to 39,400 from 23,400.

CHICAGO – Nov. 4, 2011 — Telephone and Data Systems, Inc. [NYSE:TDS, TDS.S] reported operating revenues of $1,325.4 million for the third quarter of 2011, an increase of 5 percent from $1,266.4 million in the comparable period one year ago. Net income attributable to TDS shareholders and related diluted earnings per share were $71.3 million and $0.68, respectively, for the third quarter of 2011, compared to $41.4 million and $0.39, respectively, in the comparable period one year ago.

“U.S. Cellular and TDS Telecom are focused on competing more effectively for new customers,” said LeRoy T. Carlson, Jr., TDS president and CEO,  “while continuing to satisfy and retain their current customers. Both companies are also working to improve operational excellence and efficiency.”

“U.S. Cellular increased its margins and profitability, through growth in inbound roaming revenue, and through expense control. Average revenue per customer also grew, as more customers chose smartphones and data plans.

“TDS Telecom had a solid quarter, increasing operating revenues and operating income. ILEC data revenues continued to increase, due mainly to growth in hosted and managed services revenues and high-speed data customers. TDS Telecom also continued to add managedIP stations in its commercial business.

“The TDS Board of Directors is currently considering potential changes to our share consolidation proposal and anticipates completing this review process in the near future. Management and the TDS Board of Directors continue to believe that the share consolidation is in the best interests of all TDS shareowners and will simplify TDS' capital structure, improve market liquidity and provide greater financial flexibility.”

Guidance for year ending Dec. 31, 2011

Guidance for the year ending Dec. 31, 2011, as of Nov. 4, 2011, is provided below, compared to the previous guidance provided on Aug. 8, 2011.  TDS undertakes no duty to update such information, whether as a result of new information, future events, or otherwise.  There can be no assurance that final results will not differ materially from this guidance.

U.S. Cellular	Current Estimates	Previous Estimates (1)
Service revenues	$4,000-$4,100 million	Unchanged
Operating income (3) (4)	$230-$305 million	$210-$285 million
Depreciation, amortization and accretion expenses, and losses on asset
disposals and exchanges and impairment of assets (3)	Approx. $590 million	Unchanged
Adjusted OIBDA (2) (4)	$820-$895 million	$800-$875 million
Capital expenditures (4)	$750-$800 million	Unchanged

TDS Telecom
Operating revenues	$800-$830 million	Unchanged
Operating income (3)	$85-$115 million	Unchanged
Depreciation, amortization and accretion expenses, and losses on asset disposals and impairment of assets (3)	Approx. $185 million	Unchanged
Adjusted OIBDA (2)	$270-$300 million	Unchanged
Capital expenditures (5)	$175-$200 million	Unchanged

(1)    The 2011 Estimated Results as disclosed in the TDS Quarterly Report on Form 10-Q for the period ended June 30, 2011.

(2)    Adjusted OIBDA is defined as Operating income excluding the effects of: Depreciation, amortization and accretion (OIBDA); the net gain or loss on asset disposals and exchanges (if any); and the loss on impairment of assets (if any). This measure also may be commonly referred to by management as operating cash flow. This measure should not be confused with Cash flows from operating activities, which is a component of the Consolidated statement of cash flows.

(3)    The 2011 Estimated Results do not include any estimate for losses on impairment of assets since these cannot be predicted.

(4)    This guidance is based on U.S. Cellular’s current operations, which include a multi-year deployment of Long-term Evolution (“LTE”) technology commencing in 2011. As customer demand for data services increases, and competitive conditions in the wireless industry evolve, such as the rate of deployment of LTE technology by other carriers, the timing of U.S. Cellular’s deployment of LTE and the timing of other capital expenditures could change. These factors could affect U.S. Cellular’s estimated capital expenditures and operating expenses in 2011.

(5)    The capital expenditure guidance does not include federal grants of $105.1 million awarded to TDS Telecom through the Broadband Stimulus program under the American Recovery and Reinvestment Act for 44 projects to be completed between 2011 and 2015.

Stock repurchase summary

The following represents repurchases of TDS Common Shares and TDS Special Common Shares.

Repurchase Period	# Shares	Cost (in millions)
2011 (YTD)	748,246	$21.5
2010 (full year)	2,394,476	$68.1
2009 (full year)	6,374,741	$176.6
2008 (full year)	5,861,822	$199.6
Total	15,379,285	$465.8

Conference call information

TDS will hold a conference call on Nov. 4, 2011 at 9:00 a.m. CDT.

•         Access the live call on the Investor Relations page of www.teldta.com  or at http://www.videonewswire.com/event.asp?id=82599.

•         Access the call by phone at 877/407-8029 (US/Canada), no pass code required.

Before the call, certain financial and statistical information to be discussed during the call will be posted to the Investor Relations page of www.teldta.com. The call will be archived on the Conference Calls page of www.teldta.com.

IMPORTANT INFORMATION: The foregoing information is not a solicitation of a proxy from any TDS shareholder.  This is being done only pursuant to a definitive proxy statement.  Additional information relating to the foregoing is included in TDS’ proxy materials filed with the Securities and Exchange Commission (“SEC”) and distributed to shareholders.  INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ SUCH MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Shareholders and other investors may access such materials without charge at the SEC's web site (www.sec.gov) and on the TDS web site (www.teldta.com) in the Investor Relations section on the SEC filings page. In addition, shareholders may obtain free copies of the proxy materials by contacting TDS’ proxy solicitor, MacKenzie Partners at (800) 322-2885.  TDS and its executive officers and directors may be deemed to be participants in the solicitation of proxies from TDS shareholders on behalf of the TDS board of directors in connection with the foregoing.  Information concerning such participants and their respective direct or indirect interests in TDS by security holdings or otherwise is included in TDS’ definitive proxy statement.

About TDS

Telephone and Data Systems, Inc. (TDS), a Fortune 500® company, provides wireless, local and long-distance telephone, and broadband services to approximately 7 million customers in 36 states through its business units, U.S. Cellular (wireless) and TDS Telecom (wireline). Founded in 1969 and headquartered in Chicago, TDS employed 12,300 people as of September 30, 2011.

Visit www.teldta.com  for comprehensive financial information, including earnings releases, quarterly and annual filings, shareholder information and more.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates and expectations. These statements are based on current estimates, projections and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: the ability of the company to successfully grow its markets; the overall economy; competition; the access to and pricing of unbundled network elements; the ability to obtain or maintain roaming arrangements with other carriers; the state and federal telecommunications regulatory environment; the value of assets and investments; adverse changes in the ratings afforded TDS and U.S. Cellular debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; uncertainty of access to the capital markets; pending and future litigation; changes in income tax rates, laws, regulations or rulings; acquisitions/divestitures of properties and/or licenses; and changes in customer growth rates, average monthly revenue per unit, churn rates, roaming revenue and terms, the availability of handset devices, or the mix of products and services offered by U.S. Cellular and TDS Telecom. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K used by TDS to furnish this press release to the SEC, which are incorporated by reference herein.

For more information about TDS and its subsidiaries, visit:

TDS: www.teldta.com

U.S. Cellular: www.uscellular.com

TDS Telecom: www.tdstelecom.com

United States Cellular Corporation Summary Operating Data (Unaudited)

Quarter Ended	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010
Total population
Consolidated markets (1)	91,965,000	91,204,000	91,090,000	90,468,000	90,468,000
Consolidated operating markets (1)	46,888,000	46,888,000	46,774,000	46,546,000	46,546,000
Market penetration at end of period
Consolidated markets (2)	6.5%	6.5%	6.6%	6.7%	6.7%
Consolidated operating markets (2)	12.7%	12.7%	12.9%	13.0%	13.1%
All customers
Total at end of period	5,932,000	5,968,000	6,033,000	6,072,000	6,103,000
Gross additions	299,000	257,000	293,000	327,000	338,000
Net additions (losses)	(36,000)	(70,000)	(39,000)	(31,000)	(41,000)
Smartphones sold as a percent of
total devices sold (3)	39.9%	39.6%	42.5%	39.6%	23.6%
Retail customers
Total at end of period	5,621,000	5,644,000	5,698,000	5,729,000	5,750,000
Smartphone penetration (3) (4)	26.2%	23.0%	20.2%	16.6%	12.1%
Gross additions	284,000	226,000	256,000	292,000	301,000
Net retail additions (losses) (5)	(23,000)	(58,000)	(31,000)	(21,000)	(25,000)
Net postpaid additions (losses)	(34,000)	(41,000)	(22,000)	(10,000)	(25,000)
Net prepaid additions (losses)	11,000	(17,000)	(9,000)	(11,000)	—
Service revenue components (000s)
Retail service	$871,199	$868,630	$864,602	$864,905	$865,766
Inbound roaming	107,810	82,760	64,386	67,545	72,901
Other	57,600	50,640	56,125	59,464	44,836
Total service revenues (000s)	$1,036,609	$1,002,030	$985,113	$991,914	$983,503
Total ARPU (6)	$58.09	$55.69	$54.29	$54.37	$53.53
Billed ARPU (7)	$48.82	$48.27	$47.65	$47.41	$47.12
Postpaid ARPU (8)	$52.41	$51.84	$51.21	$50.99	$50.82
Postpaid churn rate (9)	1.5%	1.4%	1.4%	1.5%	1.6%
Capital expenditures (000s)	$248,000	$162,100	$95,900	$203,400	$124,700
Cell sites in service	7,828	7,770	7,663	7,645	7,524

(1)     Used only to calculate market penetration of consolidated markets and consolidated operating markets, respectively. See footnote (2) below.

(2)     Market Penetration is calculated by dividing the number of wireless customers at the end of the period by the total population of consolidated markets and consolidated operating markets, respectively, as estimated by Claritas.

(3)     Smartphones represent wireless devices which run on a Blackberry®, Windows Mobile, or Android operating system.

(4)     Smartphone penetration is calculated by dividing postpaid customers on smartphone service plans by total postpaid customers.

(5)     Includes net postpaid additions (losses) and net prepaid additions (losses).

(6)     Total ARPU - Average monthly service revenue per customer includes retail service, inbound roaming and other service revenues and is calculated by dividing total service revenues by the number of months in the period and by the average total customers during the period.

(7)     Billed ARPU - Average monthly billed revenue per customer is calculated by dividing total retail service revenues by the number of months in the period and by the average total customers during the period. Retail service revenues include revenues attributable to postpaid, prepaid and reseller customers.

(8)     Postpaid ARPU - Average monthly revenue per postpaid customer is calculated by dividing total retail service revenues from postpaid customers by the number of months in the period and by the average postpaid customers during the period.

(9)     Represents the percentage of the retail postpaid customer base that disconnects service each month. This amount represents the average postpaid churn rate for each respective quarterly period.

TDS Telecom Summary Operating Data (Unaudited)

Quarter Ended	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010
TDS Telecom
ILEC:
Equivalent access lines (1)	762,500	764,600	765,300	767,200	773,800
Physical access lines (2)	490,200	496,300	501,200	507,700	517,000
High-speed data customers (3)	239,000	235,600	231,800	227,700	225,400
Long-distance customers	373,300	373,200	370,600	370,100	370,800
managedIP stations (4)	5,800	5,100	4,300	3,600	3,100
Capital expenditures (000s)	$51,500	$39,100	$22,100	$55,700	$33,000
CLEC:
Equivalent access lines (1)	322,600	328,700	331,000	335,400	338,700
High-speed data customers (3)	30,200	31,500	32,300	33,100	33,900
managedIP stations (4)	33,600	30,200	27,200	23,800	20,300
Capital expenditures (000s)	$4,700	$6,200	$4,200	$6,200	$5,500

(1)     Sum of physical access lines and high-capacity data lines, adjusted to estimate the equivalent number of physical access lines in terms of capacity, plus the number of managedIP stations.

(2)     Individual circuits connecting customers to a telephone company's central office facilities.

(3)     The number of customers provided high-capacity data circuits via various technologies, including DSL, managedIP and dedicated Internet circuit technologies.

(4)     The number of telephone handsets providing communications using packet networking technology.

Telephone and Data Systems, Inc. Consolidated Statement of Operations Highlights Three Months Ended September 30,
(Unaudited, dollars and shares in thousands, except per share amounts)

			Increase/ (Decrease)
	2011	2010 (1)	Amount	Percent
Operating revenues
U.S. Cellular	$1,110,439	$1,060,781	$49,658	5%
TDS Telecom	210,806	202,030	8,776	4%
All Other (2)	4,178	3,605	573	16%
	1,325,423	1,266,416	59,007	5%
Operating expenses
U.S. Cellular
Expenses excluding depreciation, amortization and accretion	876,855	854,250	22,605	3%
Depreciation, amortization and accretion	141,664	143,191	(1,527)	(1%)
(Gain) loss on asset disposals and exchanges, net	(9,700)	1,981	(11,681)	>(100%)
	1,008,819	999,422	9,397	1%
TDS Telecom
Expenses excluding depreciation, amortization and accretion	139,601	133,412	6,189	5%
Depreciation, amortization and accretion	45,682	43,645	2,037	5%
(Gain) loss on asset disposals, net	337	390	(53)	(14%)
	185,620	177,447	8,173	5%
All Other (2)
Expenses excluding depreciation and amortization	1,355	2,243	(888)	(40%)
Depreciation and amortization	2,693	2,610	83	3%
(Gain) loss on asset disposals, net	12	7	5	71%
	4,060	4,860	(800)	(16%)

Total operating expenses	1,198,499	1,181,729	16,770	1%
Operating income (loss)
U.S. Cellular	101,620	61,359	40,261	66%
TDS Telecom	25,186	24,583	603	2%
All Other (2)	118	(1,255)	1,373	>(100%)
	126,924	84,687	42,237	50%
Investment and other income (expense)
Equity in earnings of unconsolidated entities	22,053	24,147	(2,094)	(9%)
Interest and dividend income	2,199	2,785	(586)	(21%)
Gain on investment	12,730	—	12,730	N/M
Interest expense	(22,258)	(28,297)	6,039	21%
Other, net	115	(438)	553	>(100%)
Total investment and other income (expense)	14,839	(1,803)	16,642	>(100%)
Income before income taxes	141,763	82,884	58,879	71%
Income tax expense	53,545	29,354	24,191	82%
Net income	88,218	53,530	34,688	65%
Less: Net income attributable to noncontrolling interests, net of tax	(16,924)	(12,111)	(4,813)	(40%)
Net income attributable to TDS shareholders	71,294	41,419	29,875	72%
Preferred dividend requirement	(12)	(12)	—	—
Net income available to common shareholders	$71,282	$41,407	$29,875	72%

Basic weighted average shares outstanding	103,487	104,881	(1,394)	(1%)
Basic earnings per share attributable to TDS shareholders	$0.69	$0.39	$0.30	77%

Diluted weighted average shares outstanding	103,806	105,298	(1,492)	(1%)
Diluted earnings per share attributable to TDS shareholders	$0.68	$0.39	$0.29	74%

(1)   Amounts have been adjusted. See “Revision of Prior Period Amounts” section for additional details.

(2)   Consists of Suttle Straus printing and distribution operations, corporate operations and intercompany eliminations.

N/M – Percentage change not meaningful

Telephone and Data Systems, Inc. Consolidated Statement of Operations Highlights Nine Months Ended September 30,
(Unaudited, dollars and shares in thousands, except per share amounts)

			Increase/ (Decrease)
	2011	2010 (1)	Amount	Percent
Operating revenues
U.S. Cellular	$3,243,713	$3,114,531	$129,182	4%
TDS Telecom	608,618	596,741	11,877	2%
All Other (2)	11,413	9,798	1,615	16%
	3,863,744	3,721,070	142,674	4%
Operating expenses
U.S. Cellular
Expenses excluding depreciation, amortization and accretion	2,553,409	2,472,758	80,651	3%
Depreciation, amortization and accretion	431,581	427,831	3,750	1%
(Gain) loss on asset disposals and exchanges, net	(5,741)	8,407	(14,148)	>(100%)
	2,979,249	2,908,996	70,253	2%
TDS Telecom
Expenses excluding depreciation, amortization and accretion	390,216	390,842	(626)	—
Depreciation, amortization and accretion	134,362	130,217	4,145	3%
(Gain) loss on asset disposals, net	758	667	91	14%
	525,336	521,726	3,610	1%
All Other (2)
Expenses excluding depreciation and amortization	8,040	6,290	1,750	28%
Depreciation and amortization	7,954	7,997	(43)	(1%)
(Gain) loss on asset disposals, net	13	(51)	64	>(100%)
	16,007	14,236	1,771	12%

Total operating expenses	3,520,592	3,444,958	75,634	2%
Operating income (loss)
U.S. Cellular	264,464	205,535	58,929	29%
TDS Telecom	83,282	75,015	8,267	11%
All Other (2)	(4,594)	(4,438)	(156)	(4%)
	343,152	276,112	67,040	24%
Investment and other income (expense)
Equity in earnings of unconsolidated entities	64,031	75,047	(11,016)	(15%)
Interest and dividend income	6,916	7,900	(984)	(12%)
Gain on investment	26,103	—	26,103	N/M
Interest expense	(94,184)	(86,520)	(7,664)	(9%)
Other, net	1,501	(2,557)	4,058	>(100%)
Total investment and other income (expense)	4,367	(6,130)	10,497	>(100%)
Income before income taxes	347,519	269,982	77,537	29%
Income tax expense	95,264	99,904	(4,640)	(5%)
Net income	252,255	170,078	82,177	48%
Less: Net income attributable to noncontrolling interests, net of tax	(45,503)	(38,373)	(7,130)	(19%)
Net income attributable to TDS shareholders	206,752	131,705	75,047	57%
Preferred dividend requirement	(37)	(37)	—	—
Net income available to common shareholders	$206,715	$131,668	$75,047	57%

Basic weighted average shares outstanding	103,672	105,443	(1,771)	(2%)
Basic earnings per share attributable to TDS shareholders	$1.99	$1.25	$0.74	59%

Diluted weighted average shares outstanding	104,094	105,800	(1,706)	(2%)
Diluted earnings per share attributable to TDS shareholders	$1.98	$1.24	$0.74	60%

(1)  Amounts have been adjusted. See “Revision of Prior Period Amounts” section for additional details.

(2)     Consists of Suttle Straus printing and distribution operations, corporate operations and intercompany eliminations.

N/M – Percentage change not meaningful

Telephone and Data Systems, Inc. Consolidated Balance Sheet Highlights (Unaudited, dollars in thousands)

ASSETS

	September 30,	December 31,
	2011	2010 (1)
Current assets
Cash and cash equivalents	$599,545	$368,134
Short-term investments	249,816	402,882
Accounts receivable from customers and others	536,129	512,946
Inventory	153,077	116,330
Net deferred income tax asset	37,132	37,079
Prepaid expenses	80,742	76,935
Income taxes receivable	60,960	64,985
Other current assets	17,922	17,384
	1,735,323	1,596,675

Assets held for sale	60,829	—

Investments
Licenses	1,493,796	1,460,126
Goodwill	797,084	728,455
Other intangible assets, net	54,291	30,810
Investments in unconsolidated entities	195,872	197,922
Long-term investments	85,676	102,185
Other investments	5,189	8,988
	2,631,908	2,528,486

Property, plant and equipment, net
U.S. Cellular	2,654,494	2,574,522
TDS Telecom	916,458	909,951
Other	56,311	33,311
	3,627,263	3,517,784

Other assets and deferred charges	107,237	79,623

Total assets	$8,162,560	$7,722,568

(1)  Amounts have been adjusted. See “Revision of Prior Period Amounts” section for additional details.

Telephone and Data Systems, Inc. Consolidated Balance Sheet Highlights
(Unaudited, dollars in thousands)

LIABILITIES AND EQUITY

	September 30,	December 31,
	2011	2010 (1)
Current liabilities
Current portion of long-term debt	$3,554	$1,711
Accounts payable	416,288	344,355
Customer deposits and deferred revenues	203,367	171,781
Accrued interest	14,678	4,308
Accrued taxes	45,682	46,110
Accrued compensation	76,481	99,020
Other current liabilities	108,634	144,938
	868,684	812,223

Liabilities held for sale	858	—

Deferred liabilities and credits
Net deferred income tax liability	771,049	589,092
Other deferred liabilities and credits	363,291	354,798

Long-term debt	1,528,350	1,499,862

Noncontrolling interests with redemption features	923	855

Equity
TDS shareholders’ equity
Series A Common, Special Common and Common Shares, par value $.01	1,270	1,270
Capital in excess of par value	2,116,063	2,107,929
Special Common and Common Treasury shares, at cost	(754,302)	(738,695)
Accumulated other comprehensive loss	(2,923)	(3,208)
Retained earnings	2,619,055	2,450,599
Total TDS shareholders’ equity	3,979,163	3,817,895

Preferred shares	830	830
Noncontrolling interests	649,412	647,013

Total equity	4,629,405	4,465,738

Total liabilities and equity	$8,162,560	$7,722,568

(1)  Amounts have been adjusted. See “Revision of Prior Period Amounts” section for additional details.

Balance Sheet Highlights September 30, 2011
(Unaudited, dollars in thousands)

	U.S. Cellular		TDS Telecom		TDS Corporate & Other	Intercompany Eliminations		TDS Consolidated

Cash and cash equivalents		$504,952		$2,925	$91,668	$	―	$599,545
Affiliated cash investments		―		458,441	―		(458,441)	―
Short-term investments		110,761		53,584	85,471		―	249,816
		$615,713		$514,950	$177,139		$(458,441)	$849,361

Licenses, goodwill and other intangible assets		$1,965,712		$556,051	$(176,592)	$	―	$2,345,171
Investment in unconsolidated entities		160,374		3,807	41,577		(9,886)	195,872
Long-term and other investments		49,256		1,229	40,380		―	90,865
		$2,175,342		$561,087	$(94,635)		$(9,886)	$2,631,908

Property, plant and equipment, net		$2,654,494		$916,458	$56,311	$	―	$3,627,263

Long-term debt:
Current portion		$101		$209	$3,244	$	―	$3,554
Non-current portion		880,411		1,828	646,111		―	1,528,350
Total		$880,512		$2,037	$649,355	$	―	$1,531,904

Preferred shares	$	―	$	―	$830	$	―	$830

Telephone and Data Systems, Inc.

Schedule of Cash and Cash Equivalents and Investments

(Unaudited, dollars in thousands)

The following table presents TDS’ cash and cash equivalents and investments at September 30, 2011 and December 31, 2010.

	September 30,	December 31,
	2011	2010
Cash and cash equivalents	$599,545	$368,134
Amounts included in short-term investments (1) (2)
Government-backed securities (3)	196,232	305,612
Certificates of deposit	53,584	97,270
	$249,816	$402,882

Amounts included in long-term investments (1) (4)
Government-backed securities (3)	$85,676	$102,185

(1)     Designated as held-to-maturity investments and recorded at amortized cost in the Consolidated Balance Sheet.

(2)     Maturities are less than twelve months from the respective balance sheet dates.

(3)     Includes U.S. treasuries and corporate notes that are guaranteed under the FDIC’s Temporary Liquidity Guarantee Program.

(4)     At September 30, 2011, maturities range between 13 and 23 months from the balance sheet date.

Telephone and Data Systems, Inc. Consolidated Statement of Cash Flows Nine Months Ended September 30,
(Unaudited, dollars in thousands)
	2011	2010 (1)
Cash flows from operating activities
Net income	$252,255	$170,078
Add (deduct) adjustments to reconcile net income to net cash flows from operating activities
Depreciation, amortization and accretion	573,897	566,045
Bad debts expense	49,101	61,087
Stock-based compensation expense	27,792	26,055
Deferred income taxes, net	160,436	56,839
Equity in earnings of unconsolidated entities	(64,031)	(75,047)
Distributions from unconsolidated entities	52,385	59,519
(Gain) loss on asset disposals and exchanges, net	(4,970)	9,023
Gain on investment	(26,103)	—
Noncash interest expense	17,973	4,143
Other operating activities	1,630	502
Changes in assets and liabilities from operations
Accounts receivable	(69,690)	(48,891)
Inventory	(36,387)	32,571
Accounts payable	69,929	(49,034)
Customer deposits and deferred revenues	31,191	2,363
Accrued taxes	2,011	(42,843)
Accrued interest	10,519	9,343
Other assets and liabilities	(74,673)	(16,973)
	973,265	764,780

Cash flows from investing activities
Additions to property, plant and equipment	(643,396)	(486,138)
Cash paid for acquisitions and licenses	(105,184)	(28,264)
Cash paid for investments	(101,000)	(433,750)
Cash received for investments	268,686	40,765
Other investing activities	(3,703)	1,681
	(584,597)	(905,706)

Cash flows from financing activities
Repayment of long-term debt	(613,933)	(2,182)
Issuance of long-term debt	643,700	—
TDS Common Shares and Special Common Shares reissued for benefit plans, net of tax
payments	1,402	1,183
U.S. Cellular Common Shares reissued for benefit plans, net of tax payments	1,755	738
Repurchase of TDS Common and Special Common Shares	(21,500)	(50,543)
Repurchase of U.S. Cellular Common Shares	(62,294)	(40,520)
Dividends paid	(36,496)	(35,502)
Payment of debt issuance costs	(21,650)	—
Distributions to noncontrolling interests	(1,676)	(5,828)
Other financing activities	(35,328)	(7,404)
	(146,020)	(140,058)

Cash classified as held for sale	(11,237)	—

Net increase (decrease) in cash and cash equivalents	231,411	(280,984)
Cash and cash equivalents
Beginning of period	368,134	670,992
End of period	$599,545	$390,008

(1)  Amounts have been adjusted. See “Revision of Prior Period Amounts” section for additional details.

TDS Telecom Highlights Three Months Ended September 30,
(Unaudited, dollars in thousands)

			Increase (Decrease)
	2011	2010	Amount	Percent
Local Telephone Operations
Operating revenues
Voice	$42,725	$45,363	$(2,638)	(6%)
Data	47,905	32,473	15,432	48%
Network access	67,927	69,032	(1,105)	(2%)
Miscellaneous	9,730	10,518	(788)	(7%)
	168,287	157,386	10,901	7%
Operating expenses
Cost of services and products	59,528	51,820	7,708	15%
Selling, general and administrative expenses	43,388	43,195	193	—
Depreciation, amortization and accretion	40,085	37,528	2,557	7%
Loss on asset disposals, net	225	312	(87)	(28%)
	143,226	132,855	10,371	8%

Operating income	$25,061	$24,531	$530	2%

Competitive Local Exchange Carrier Operations
Revenues	$45,011	$47,038	$(2,027)	(4%)
Expenses (excluding Depreciation, amortization and accretion)	39,177	40,791	(1,614)	(4%)
Depreciation, amortization and accretion	5,597	6,117	(520)	(9%)
Loss on asset disposals, net	112	78	34	44%
	44,886	46,986	(2,100)	(4%)

Operating income	$125	$52	$73	>100%

Intercompany revenues	$(2,492)	$(2,394)	$(98)	(4%)
Intercompany expenses	(2,492)	(2,394)	(98)	(4%)

Total TDS Telecom operating income	$25,186	$24,583	$603	2%

TDS Telecom Highlights Nine Months Ended September 30,
(Unaudited, dollars in thousands)

			Increase (Decrease)
	2011	2010	Amount	Percent
Local Telephone Operations
Operating revenues
Voice	$128,811	$135,659	$(6,848)	(5%)
Data	121,055	92,764	28,291	30%
Network access	200,419	203,925	(3,506)	(2%)
Miscellaneous	29,824	29,452	372	1%
	480,109	461,800	18,309	4%
Operating expenses
Cost of services and products	157,051	147,614	9,437	6%
Selling, general and administrative expenses	124,178	129,099	(4,921)	(4%)
Depreciation, amortization and accretion	117,836	111,433	6,403	6%
Loss on asset disposals, net	568	344	224	65%
	399,633	388,490	11,143	3%

Operating income	$80,476	$73,310	$7,166	10%

Competitive Local Exchange Carrier Operations
Revenues	$135,935	$142,106	$(6,171)	(4%)
Expenses (excluding Depreciation, amortization and accretion)	116,413	121,294	(4,881)	(4%)
Depreciation, amortization and accretion	16,526	18,784	(2,258)	(12%)
Loss on asset disposals, net	190	323	(133)	(41%)
	133,129	140,401	(7,272)	(5%)

Operating income	$2,806	$1,705	$1,101	65%

Intercompany revenues	$(7,426)	$(7,165)	$(261)	(4%)
Intercompany expenses	(7,426)	(7,165)	(261)	(4%)

Total TDS Telecom operating income	$83,282	$75,015	$8,267	11%

Telephone and Data Systems, Inc. Financial Measures and Reconciliation (Unaudited, dollars in thousands)

Three Months Ended September 30, 2011	U.S. Cellular	TDS Telecom (1)	All Other (2)	Consolidated Total
Operating revenues	$1,110,439	$210,806	$4,178	$1,325,423
Deduct:
U.S. Cellular equipment sales revenue	73,830
Service revenues	1,036,609

Operating income (loss)	101,620	25,186	118	126,924
Add (Deduct):
Depreciation, amortization and accretion	141,664	45,682	2,693	190,039
Loss on impairment of intangible assets	—	—	—	—
(Gain) loss on asset disposals and exchanges	(9,700)	337	12	(9,351)
Adjusted OIBDA (3)	$233,584	$71,205	$2,823	$307,612

Adjusted OIBDA margin (4)	22.5%	33.8%

Three Months Ended September 30, 2010	U.S. Cellular (6)	TDS Telecom (1)	All Other (2)	Consolidated Total (6)
Operating revenues	$1,060,781	$202,030	$3,605	$1,266,416
Deduct:
U.S. Cellular equipment sales revenue	77,278
Service revenues	983,503

Operating income (loss)	61,359	24,583	(1,255)	84,687
Add (Deduct):
Depreciation, amortization and accretion	143,191	43,645	2,610	189,446
Loss on impairment of intangible assets	—	—	—	—
(Gain) loss on asset disposals and exchanges	1,981	390	7	2,378
Adjusted OIBDA (3)	$206,531	$68,618	$1,362	$276,511

Adjusted OIBDA margin (4)	21.0%	34.0%

	TDS Consolidated
Three Months Ended September 30,	2011	2010 (6)
Cash flows from operating activities	$435,602	$262,434
Deduct:
Capital expenditures	304,685	168,188
Free cash flow (5)	$130,917	$94,246

Telephone and Data Systems, Inc. Financial Measures and Reconciliation (Unaudited, dollars in thousands)

Nine Months Ended September 30, 2011	U.S. Cellular	TDS Telecom (1)	All Other (2)	Consolidated Total
Operating revenues	$3,243,713	$608,618	$11,413	$3,863,744
Deduct:
U.S. Cellular equipment sales revenue	219,961
Service revenues	3,023,752

Operating income (loss)	264,464	83,282	(4,594)	343,152
Add (Deduct):
Depreciation, amortization and accretion	431,581	134,362	7,954	573,897
Loss on impairment of intangible assets	—	—	—	—
(Gain) loss on asset disposals and exchanges	(5,741)	758	13	(4,970)
Adjusted OIBDA (3)	$690,304	$218,402	$3,373	$912,079

Adjusted OIBDA margin (4)	22.8%	35.9%

Nine Months Ended September 30, 2010	U.S. Cellular (6)	TDS Telecom (1)	All Other (2)	Consolidated Total (6)
Operating revenues	$3,114,531	$596,741	$9,798	$3,721,070
Deduct:
U.S. Cellular equipment sales revenue	193,444
Service revenues	2,921,087

Operating income (loss)	205,535	75,015	(4,438)	276,112
Add (Deduct):
Depreciation, amortization and accretion	427,831	130,217	7,997	566,045
Loss on impairment of intangible assets	—	—	—	—
(Gain) loss on asset disposals and exchanges	8,407	667	(51)	9,023
Adjusted OIBDA (3)	$641,773	$205,899	$3,508	$851,180

Adjusted OIBDA margin (4)	22.0%	34.5%

	TDS Consolidated
Nine Months Ended September 30,	2011	2010 (6)
Cash flows from operating activities	$973,265	$764,780
Deduct:
Capital expenditures	643,396	486,138
Free cash flow (5)	$329,869	$278,642

(1)   Includes ILEC and CLEC intercompany eliminations.

(2)   Consists of a non-reportable segment (Suttle-Straus), corporate operations and, intercompany eliminations between U.S. Cellular, TDS Telecom and corporate investments. Amounts in this column are presented only to reconcile to consolidated totals and may not otherwise be meaningful.

(3)   Adjusted OIBDA is a segment measure reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance.  Adjusted OIBDA is defined as Operating income excluding the effects of: Depreciation, amortization and accretion (OIBDA); the net gain or loss on asset disposals and exchanges(if any); and the loss on impairment of assets (if any).  This measure also may be commonly referred to by management as operating cash flow.  This measure should not be confused with Cash flows from operating activities, which is a component of the Consolidated Statement of Cash flows. Adjusted OIBDA excludes the net gain or loss on asset disposals and exchanges and loss on impairment of assets, if any, in order to show operating results on a more comparable basis from period to period. TDS does not intend to imply that any of such amounts that are excluded are non-recurring, infrequent or unusual, and accordingly, they may be incurred in the future. TDS believes this measure provides useful information to investors regarding TDS’ financial condition and results of operations because it highlights certain key cash and non-cash items and their impacts on cash flows from operating activities.

(4)   Adjusted OIBDA margin is defined as adjusted OIBDA divided by service revenues (U.S. Cellular) and operating revenues (TDS Telecom).  Equipment revenues are excluded from the denominator of the U.S. Cellular calculation since equipment is generally sold at a net loss, and such net loss is included in adjusted OIBDA as a cost of earning service revenues for purposes of assessing business results. TDS believes that this calculation method is consistent with the method used by certain investors to assess U.S. Cellular’s business results.  Adjusted OIBDA margin may also be commonly referred to by management as operating cash flow margin.

(5)   Free cash flow is defined as cash flows from operating activities minus capital expenditures. Free cash flow is a non-GAAP financial measure.  TDS believes that free cash flow as reported by TDS may be useful to investors and other users of its financial information in evaluating the amount of cash generated by business operations, after consideration of capital expenditures.

(6)   Amounts have been adjusted. See "Revision of Prior Period Amounts" section for additional details.

Revision of Prior Period Amounts

In preparing its financial statements for the nine months ended September 30, 2011, TDS discovered certain errors related to accounting for asset retirement obligations and asset retirement costs. These errors resulted in the overstatement of Total operating expenses, Property, plant and equipment , net and Other deferred liabilities and credits for the first and second quarter 2011 interim financial statements and in the 2010, 2009 and 2008 annual periods reported in the Company’s December 31, 2010 financial statements. The beginning retained earnings balance presented in the December 31, 2010 annual financial statements was also understated as a result of these errors.  In accordance with SEC Staff Accounting Bulletin Nos. 99 and 108 (“SAB 99 and SAB 108”), TDS evaluated these errors and determined that they were immaterial to each of the reporting periods affected and, therefore, amendments of previously filed reports were not required. However, if the adjustments to correct the cumulative errors had been recorded in the third quarter 2011, TDS believes the impact would have been significant to the third quarter results and would impacted comparisons to prior periods. As permitted by SAB 108, revisions for these immaterial amounts to previously reported annual and quarterly results are reflected in the financial information herein and will be reflected in future filings containing such financial information. In addition, TDS has recorded adjustments to prior-year amounts to correct other immaterial items.

The Consolidated Balance Sheet at December 31, 2010 was revised to reflect the cumulative effect of these errors which resulted in an increase to Retained earnings of $4.0 million. In accordance with SAB 108, the Consolidated Balance Sheet, Consolidated Statement of Operations and the Consolidated Statement of Cash Flows have been revised as follows:

Consolidated Balance Sheet -- December 31, 2010

	As previously
(Dollars in thousands)	reported (1)	Adjustment	Revised

Income taxes receivable	$64,386	$599	$64,985
Total current assets	1,596,076	599	1,596,675
Property, plant and equipment, net	3,558,334	(40,550)	3,517,784
Total assets	7,762,519	(39,951)	7,722,568
Accrued interest	2,718	1,590	4,308
Total current liabilities	810,633	1,590	812,223
Net deferred income tax liability	585,468	3,624	589,092
Other deferred liabilities and credits	404,892	(50,094)	354,798
Retained earnings	2,446,626	3,973	2,450,599
Total TDS shareholders' equity	3,813,922	3,973	3,817,895
Noncontrolling interests	646,057	956	647,013
Total equity	4,460,809	4,929	4,465,738
Total liabilities and equity	7,762,519	(39,951)	7,722,568

Consolidated Statement of Operations -- Three Months Ended September 30, 2010

	As previously
(Dollars in thousands)	reported (2)	Adjustment	Revised

Depreciation, amortization and accretion	$190,972	$(1,526)	$189,446
Total operating expenses	1,183,255	(1,526)	1,181,729
Operating income	83,161	1,526	84,687
Income before income taxes	81,358	1,526	82,884
Income tax expense	28,775	579	29,354
Net income	52,583	947	53,530
Net income attributable to noncontrolling interests, net of tax	(11,958)	(153)	(12,111)
Net income attributable to TDS shareholders	40,625	794	41,419
Net income available to common shareholders	40,613	794	41,407
Basic earnings per share attributable to TDS shareholders	0.39	—	0.39
Diluted earnings per share attributable to TDS shareholders	0.38	0.01	0.39

Consolidated Statement of Operations -- Nine Months Ended September 30, 2010

	As previously
(Dollars in thousands)	reported (2)	Adjustment	Revised

Depreciation, amortization and accretion	$570,619	$(4,574)	$566,045
Total operating expenses	3,449,532	(4,574)	3,444,958
Operating income	271,538	4,574	276,112
Income before income taxes	265,408	4,574	269,982
Income tax expense	98,167	1,737	99,904
Net income	167,241	2,837	170,078
Net income attributable to noncontrolling interests, net of tax	(37,915)	(458)	(38,373)
Net income attributable to TDS shareholders	129,326	2,379	131,705
Net income available to common shareholders	129,289	2,379	131,668
Basic earnings per share attributable to TDS shareholders	1.23	0.02	1.25
Diluted earnings per share attributable to TDS shareholders	1.22	0.02	1.24

Consolidated Statement of Cash Flows -- Nine Months Ended September 30, 2010

	As previously
(Dollars in thousands)	reported (2)	Adjustment	Revised

Net income	$167,241	$2,837	$170,157
Depreciation, amortization and accretion	570,619	(4,574)	566,045
Deferred income taxes, net	55,102	1,737	56,839
Cash flows from operating activities	764,780	—	764,780

(1)   In Annual Report on Form 10-K for the year ended December 31, 2010, filed on February 25, 2011.

(2)   In Quarterly Report on Form 10-Q for the period ended September 30, 2010, filed on November 4, 2010.